Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

Press Contact:

Brenda Stewart

Director of Marketing Communications

312-540-6622

brenda.stewart@merge.com

MERGE HEALTHCARE ANNOUNCES EXPIRATION OF CONSENT SOLICITATION AND RECEIPT OF REQUISITE CONSENTS

Chicago, June 15, 2011 – Merge Healthcare Incorporated (NASDAQ: MRGE) (“Merge”) announced today that its previously announced consent solicitation (the “Solicitation”), with respect to proposed amendments to the indenture (the “Indenture”) governing the company’s outstanding $200 million in aggregate principal amount of 11.75% Senior Secured Notes due 2015 (the “Notes”), expired at 5:00 p.m., New York City time, on June 14, 2011 (the “Expiration Time”). As of the Expiration Time, $152.8 million aggregate principal amount of the Notes validly delivered a duly executed consent for the proposed amendments. Accordingly, the consents received exceed the number needed to approve the proposed amendments to the Indenture.

As part of the Solicitation, Merge will make a cash payment (the “Consent Payment”) of $10.00 per $1,000 in principal amount of Notes to each Holder who has validly delivered a duly executed consent on or prior to the Expiration Time in accordance with the procedures described in the Consent Solicitation Statement (the “Solicitation Statement”). Merge’s obligation to make the Consent Payment is contingent, among other things, upon the conditions described in the Solicitation Statement, including the consummation of the offering of an aggregate principal amount not to exceed $52.0 million of Merge’s 11.75% Senior Secured Notes due 2015. The Consent Payment will be paid promptly following the satisfaction of the conditions outlined in the Solicitation Statement.

Merge Healthcare Incorporated is a leading provider of enterprise imaging and interoperability solutions. Merge Healthcare solutions facilitate the sharing of images to create a more effective and efficient electronic healthcare experience for patients and physicians. Merge Healthcare provides enterprise imaging solutions for radiology, cardiology and orthopaedics; a suite of products for clinical trials; software for financial and pre-surgical management, and applications that fuel the largest modality vendors in the world. Merge Healthcare’s products have been used by healthcare providers, vendors and researchers worldwide to improve patient care for more than 20 years. Additional information can be found at www.merge.com.

Forward Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. These statements are based on information currently available to Merge Healthcare and are subject to a number of risks and uncertainties. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements. Such statements may also include, but are not limited to, statements about whether or not the Company will offer the notes or consummate the offering, the anticipated terms of the notes and the offering, the anticipated use of the proceeds of the offering and other such statements that are not historical facts, and which are or may be based on Merge Healthcare’s plans, estimates and projections. Such forward-looking statements involve risks and uncertainties, many of which are beyond the control of Merge Healthcare, which could cause Merge Healthcare’s actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, unanticipated expenses in connection with litigation, settlement of legal disputes, regulatory investigations or enforcement actions, Merge Healthcare’s indebtedness and ability to pay its indebtedness, tax law changes, failure to obtain or delay in obtaining necessary regulatory approvals, required financing, note holder consents or to satisfy any of the other conditions of the transaction, and general economic and business conditions that affect Merge Healthcare. These risks, uncertainties and other factors include, without limitation, those matters discussed in Item 1A of Part I of Merge Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2010, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Except as expressly required by the Federal securities laws, Merge Healthcare undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.